Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES
FIRST QUARTER 2018 RESULTS

•	U.S. offshore revenue up 20% sequentially

•	Blackhawk segment reported record U.S. onshore product revenues

•	Successful expansion of drilling tools technology in Middle East and North American markets

May 8, 2018 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank’s”) today reported revenues of $115.6 million and a net loss of $42.1 million, or $0.19 per share, for the three months ended March 31, 2018. Adjusted net loss per diluted share for the first quarter was $0.18, excluding $1.1 million in severance and other items, net of tax. Adjusted EBITDA for the quarter was a loss of $2.2 million.

“The U.S. Services segment is benefitting from recent market share gains in the offshore business and continued rig activity growth in the onshore market,” said Michael Kearney, the Company’s Chairman, President and Chief Executive Officer.

“We are beginning to see increased offshore tendering activity in select markets giving us a more optimistic view of the longer-term offshore recovery. This will further support our ongoing expansion of the Blackhawk and Tubulars Sales segments to international markets, which we expect to build momentum throughout 2018. We are also on track to achieve our previously announced cost reduction targets that will improve our profitability.”

Financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”) are defined and reconciled to their most directly comparable GAAP measures below. Please see “Use of Non-GAAP Financial Measures” and the reconciliations to the nearest comparable GAAP measures.

Segment Results

International Services
International Services revenue was $48.7 million in the first quarter of 2018, down $4.2 million compared to the fourth quarter of 2017, and up $2.1 million compared to the first quarter of 2017. Sequential results were impacted by decreased activity and work scope in Europe and the Middle East, while year-over-year improvement was driven by increased activity in Asia Pacific and higher realized prices in Canada.

Segment adjusted EBITDA for the first quarter of 2018 of $2.6 million, or 5.3% of revenue, was down $2.8 million compared to the fourth quarter of 2017, and down $2.7 million compared to the first quarter of 2017. Adjusted EBITDA decreased sequentially due to decreased work scope and market share in Europe and year-over-year due to lower activity in Latin America.

U.S. Services
U.S. Services revenue was $32.6 million in the first quarter of 2018, up $3.7 million compared to the fourth quarter of 2017, and up $1.6 million compared to the first quarter of 2017.

For the first quarter of 2018, onshore revenue within the U.S. Services segment of $15.3 million was up $0.9 million compared to the fourth quarter of 2017, and up $4.6 million compared to the first quarter of 2017. Sequential and year-over-year revenue increases were a result of increased rig activity and improved pricing of services.

Offshore revenue within the U.S. Services segment of $17.3 million for the first quarter of 2018 was up $2.9 million compared to the fourth quarter of 2017, and down $3.0 million compared to the first quarter of 2017. Revenue increased sequentially due to increased market share in the offshore market and was lower year-over-year as a result of decreased rig activity in the U.S. Gulf of Mexico.

Segment adjusted EBITDA for the first quarter of 2018 was a loss of $9.3 million, an improvement of $2.3 million from the fourth quarter 2017. Adjusted EBITDA was higher sequentially due to increased contribution from the offshore business.

Tubular Sales
Tubular Sales revenue was $15.2 million in the first quarter of 2018, down $2.2 million compared to the fourth quarter of 2017, and down $1.7 million compared to the first quarter of 2017. Revenue experienced declines sequentially and year-over-year from lower Gulf of Mexico volumes due to decreased demand.

Segment adjusted EBITDA for the first quarter of 2018 was $2.2 million, or 14.4% of revenue, up $0.7 million compared to the fourth quarter of 2017, and down $0.1 million compared to the first quarter of 2017. Adjusted EBITDA and adjusted EBTIDA margin were higher sequentially due to some discrete above average margin business opportunities as well as lower manufacturing costs in this segment. Adjusted EBITDA was lower year-over-year due to lower revenues from decreased sales volumes.

Blackhawk
Blackhawk revenue for the first quarter of 2018 was $19.0 million, down $0.1 million compared to the fourth quarter of 2017, and up $2.8 million compared to the first quarter of 2017. Revenue was lower sequentially due to seasonal decline of well intervention services and products and higher year-over-year from an increase in onshore and offshore services in the U.S. and international markets.

Segment adjusted EBITDA for the first quarter of 2018 was $2.4 million, or 12.4% of revenue, down $1.1 million compared to the fourth quarter of 2017 and up $1.2 million compared to the first quarter of 2017. Adjusted EBITDA was lower sequentially due to seasonal declines in the offshore well intervention business and higher costs to support new product offerings and increasing activity levels, particularly in international markets. Adjusted EBITDA was higher year-over-year due to higher product and service revenue from increased activity in the U.S. onshore and offshore businesses.

Service revenue for the first quarter of 2018 was $10.0 million and products revenue was $9.0 million. Additionally, the Blackhawk U.S. onshore business reported record revenues for product sales during the first quarter of 2018.

Capital Expenditures and Balance Sheet

Expenditures related to property, plant and equipment and intangibles were $6.3 million for the first quarter of 2018. The Company expects total capital expenditures to be $48 million for 2018. The Company’s consolidated cash and short-term investments balance at March 31, 2018 was $264.9 million compared to $294.0 million at December 31, 2017.

Conference Call

The Company will host a conference call to discuss first quarter 2018 results on Tuesday, May 8, 2018 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 46861430. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.franksinternational.com. A presentation will also be posted on the Company’s website prior to the conference call.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 46861430#. The replay will also be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 days.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, which have declined significantly in recent periods, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 that has been filed with the SEC and in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 that will be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 2,900 employees and provides services to leading exploration and production companies in both onshore and offshore environments in approximately 50 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s website, www.franksinternational.com.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA and adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA and adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA and adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA and adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines adjusted net income (loss) as net income (loss) before severance and other charges, net of tax and mergers and acquisition expense, net of tax. The Company defines adjusted net income (loss) per diluted share as net income (loss) before severance and other charges, net of tax and mergers and acquisition expense, net of tax, divided by diluted weighted average common shares. The Company defines adjusted EBITDA as net income (loss) before interest income, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on disposal of assets, foreign currency gain or loss, equity-based compensation, the effects of the tax receivable agreement, unrealized and realized gains or losses and other non-cash adjustments and other charges or credits. The Company uses adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team (such as income tax and foreign currency exchange rates). The Company defines adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

Contact:
Blake Holcomb - Director, Investor Relations and Communications
blake.holcomb@franksintl.com
713-231-2463

FRANK'S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenues:
Services	$91,348	$91,659	$86,322
Products	24,221	26,663	24,409
Total revenue	115,569	118,322	110,731

Operating expenses:
Cost of revenues, exclusive of depreciation and amortization
Services (1)	63,210	60,721	51,683
Products (1)	18,747	25,674	22,269
General and administrative expenses	38,730	38,597	42,725
Depreciation and amortization	28,300	29,402	31,099
Severance and other charges	1,254	72,968	1,037
(Gain) loss on disposal of assets	235	46	(1,472)
Operating loss	(34,907)	(109,086)	(36,610)

Other income (expense):
Tax receivable agreement ("TRA") related adjustments	(2,941)	—	—
Other income (expense), net	(440)	1,415	134
Interest income, net	944	139	398
Mergers and acquisition expense	(58)	—	(449)
Foreign currency gain (loss)	1,704	(1,109)	746
Total other income (expense)	(791)	445	829

Loss before income taxes	(35,698)	(108,641)	(35,781)
Income tax expense (benefit)	6,375	499	(9,118)
Net loss	$(42,073)	$(109,140)	$(26,663)

Loss per common share:
Basic and diluted	$(0.19)	$(0.49)	$(0.12)

Weighted average common shares outstanding:
Basic and diluted	223,567	223,219	222,564

(1)
Our financial statements for the three months ended March 31, 2017, have been revised to decrease cost of revenues, services and increase cost of revenues, products by $5,424 in order to correct a misclassification associated with Blackhawk product cost.

FRANK'S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenue
International Services	$48,733	$52,895	$46,610
U.S. Services	32,607	28,879	30,966
Tubular Sales	15,220	17,423	16,945
Blackhawk	19,009	19,125	16,210
Total	$115,569	$118,322	$110,731

Segment Adjusted EBITDA:
International Services	$2,588	$5,342	$5,286
U.S. Services (1)	(9,301)	(11,582)	(7,215)
Tubular Sales	2,188	1,445	2,254
Blackhawk	2,366	3,437	1,211
Total	$(2,159)	$(1,358)	$1,536

(1)	Includes all corporate general and administrative expenses.

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017

Revenue	$115,569	$118,322	$110,731

Net loss	$(42,073)	$(109,140)	$(26,663)
Interest income, net	(944)	(139)	(398)
Depreciation and amortization	28,300	29,402	31,099
Income tax expense (benefit)	6,375	499	(9,118)
(Gain) loss on disposal of assets	235	46	(1,472)
Foreign currency (gain) loss	(1,704)	1,109	(746)
TRA related adjustments	2,941	—	—
Charges and credits (1)	4,711	76,865	8,834
Adjusted EBITDA	$(2,159)	$(1,358)	$1,536
Adjusted EBITDA margin	(1.9)%	(1.1)%	1.4%

(1)
Comprised of Equity-based compensation expense (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: $2,280, $2,404 and $5,701 respectively), Mergers and acquisition expense (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: $58, none and $449, respectively), Severance and other charges (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: $1,254, $72,968 and $1,037, respectively), Unrealized and realized (gains) losses (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: $400, $(28) and $608, respectively), Investigation-related matters (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: $719, $1,034 and $1,039, respectively), and Other adjustments (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: none, $487 and none, respectively).

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Segment Adjusted EBITDA:
International Services	$2,588	$5,342	$5,286
U.S. Services (1)	(9,301)	(11,582)	(7,215)
Tubular Sales	2,188	1,445	2,254
Blackhawk	2,366	3,437	1,211
	(2,159)	(1,358)	1,536
Interest income, net	944	139	398
Depreciation and amortization	(28,300)	(29,402)	(31,099)
Income tax (expense) benefit	(6,375)	(499)	9,118
Gain (loss) on disposal of assets	(235)	(46)	1,472
Foreign currency gain (loss)	1,704	(1,109)	746
TRA related adjustments	(2,941)	—	—
Charges and credits (2)	(4,711)	(76,865)	(8,834)
Net loss	$(42,073)	$(109,140)	$(26,663)

(1)	Includes all corporate general and administrative expenses.

(2)
Comprised of Equity-based compensation expense (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: $2,280, $2,404 and $5,701, respectively), Mergers and acquisition expense (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: $58, none and $449, respectively), Severance and other charges (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: $1,254, $72,968 and $1,037, respectively), Unrealized and realized gains (losses) (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: $(400), $28 and $(608), respectively), Investigation-related matters (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: $719, $1,034 and $1,039, respectively), and Other adjustments (for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017: none, $487 and none, respectively).

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED NET LOSS PER DILUTED SHARE

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017

Net loss	$(42,073)	$(109,140)	$(26,663)
Severance and other charges (net of tax)	1,040	50,549	731
Mergers and acquisition expense (net of tax)	58	—	254
Net loss excluding certain items	$(40,975)	$(58,591)	$(25,678)

Loss per diluted share	$(0.19)	$(0.49)	$(0.12)
Severance and other charges (net of tax)	0.01	0.23	—
Mergers and acquisition expense (net of tax)	—	—	—
Loss per diluted share excluding certain items	$(0.18)	$(0.26)	$(0.12)

FRANK'S INTERNATIONAL N.V.
LOSS PER SHARE CALCULATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Numerator
Net loss	$(42,073)	$(109,140)	$(26,663)
Denominator
Basic and diluted weighted average common shares (1)	223,567	223,219	222,564
Loss per common share:
Basic and diluted	$(0.19)	$(0.49)	$(0.12)

(1)	Approximate number of unvested restricted stock units and stock to be issued pursuant to the employee stock purchase plan that have been excluded from the computation of diluted loss per share as the effect would be anti-dilutive when the results from operations are at a net loss position.	702	642	799

FRANK'S INTERNATIONAL N.V.
SELECTED BALANCE SHEET AND CASH FLOW DATA
(In thousands)
(Unaudited)

	March 31,	December 31,
	2018	2017
Cash and cash equivalents	$188,779	$213,015
Short-term investments	76,149	81,021
Working capital	378,653	393,586
Property, plant and equipment, net	449,153	469,646
Total assets	1,209,306	1,261,769
Total debt	3,266	4,721
Total stockholders' equity	1,076,306	1,115,901

	Three Months Ended
	March 31,
	2018	2017
Net cash used in operating activities	$(20,909)	$(9,435)
Net cash used in investing activities	(143)	(7,244)
Net cash used in financing activities	(1,929)	(18,047)
	(22,981)	(34,726)
Effect of exchange rate changes on cash	(1,255)	(860)
Net decrease in cash and cash equivalents	$(24,236)	$(35,586)

Purchases of property, plant and equipment and intangibles	$6,323	$11,720